EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2014 Third Quarter Results

•	Third quarter organic revenue growth was 2.5 percent.

•
GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share were $0.39 in the third quarter of fiscal 2014 compared to $0.42 in the same quarter of the prior year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.43 during the third quarter ended April 30, 2014 compared to $0.55 in the same quarter of the prior year.

•	Brady repurchased approximately 893,000 shares in the third quarter for a total of $23.3 million.

•	On May 1, 2014, Brady received $53 million of cash in connection with the completion of the first phase of the divestiture of the die-cut business.

MILWAUKEE (May 22, 2014)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2014 third quarter ended April 30, 2014.

Quarter Ended April 30, 2014 Financial Results:
Sales from continuing operations for the quarter ended April 30, 2014 increased 2.3 percent to $309.6 million compared to the third quarter of fiscal 2013. Total organic sales increased 2.5 percent.
Net earnings from continuing operations for the quarter ended April 30, 2014 were $20.2 million compared to $21.7 million in the same quarter last year. The income tax rate on continuing operations in the third quarter of fiscal 2014 was approximately 16.8 percent compared to 22.4 percent in the third quarter of fiscal 2013. Non-GAAP net earnings from continuing operations* for the fiscal 2014 third quarter ended April 30, 2014, were $22.3 million compared to $28.5 million in the same quarter last year.
Net earnings from continuing operations per Class A Nonvoting Common Share were $0.39 for the third quarter ended April 30, 2014 compared to $0.42 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.43 in the third quarter of fiscal 2014 and $0.55 per share in the third quarter of fiscal 2013.

Nine-Month Period Ended April 30, 2014 Financial Results:
Sales from continuing operations for the nine-month period ended April 30, 2014 were up 7.2 percent to $908.3 million. Organic sales were down 0.1 percent. By segment, organic sales were up 3.6 percent in Identification Solutions and down 6.3 percent in Workplace Safety.

Net earnings from continuing operations for the nine-month period ended April 30, 2014, were $48.8 million compared to $37.3 million in the same nine-month period last year. Non-GAAP net earnings from continuing operations* for the nine-month period ended April 30, 2014, were $58.5 million compared to $74.7 million in the same nine-month period last year.
Net earnings from continuing operations per Class A Nonvoting Common Share were $0.93 for the nine-month period ended April 30, 2014 compared to $0.72 in the same nine-month period last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $1.12 in the nine-month period ended April 30, 2014 and $1.44 per share in the same period of the previous fiscal year.

Commentary and Guidance:
“We were encouraged by our revenue growth in the third quarter. We believe that our investments to drive organic growth are paying off as organic sales grew 2.5 percent this quarter. Organic sales were up 4.8 percent in Identification Solutions and down 1.9 percent in Workplace Safety this quarter. This 1.9 percent decline in our Workplace Safety business is a much smaller rate of decline compared to previous quarters as we continue to add new customers, increase revenues over the internet and have recently returned our catalog advertising to historical levels,” said Brady’s Chief Financial Officer and Interim President and Chief Executive Officer, Thomas J. Felmer. “Our strong balance sheet enabled us to repurchase approximately 893,000 shares of Brady’s stock at an average price of $26.14 per share during the quarter ended April 30, 2014 and on May 1, 2014, we received $53 million of cash as we completed the first phase of our Die-Cut divestiture, closing on the sale of businesses in Germany, Thailand, Korea and Malaysia.”
Felmer continued, “We anticipate low single-digit organic sales growth from continuing operations in the fourth quarter of fiscal 2014 and we expect net earnings from continuing operations per diluted Class A Nonvoting Common Share to range from $0.45 to $0.55, exclusive of restructuring charges and certain other items.”
A webcast regarding Brady’s fiscal 2014 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2013, employed approximately 7,400 people in its worldwide businesses. Brady’s fiscal 2013 sales were approximately $1.15 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Implementation of the Workplace Safety strategy; the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; future competition; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with obtaining governmental approvals and maintaining regulatory compliance; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; risks associated with divestitures and businesses held for sale; risks associated with restructuring plans; environmental, health and safety compliance costs and liabilities; risk associated with loss of key talent; risk associated with product liability claims; technology changes and potential security violations to the Company's information technology systems; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; potential write-offs of Brady's substantial intangible assets; unforeseen tax consequences; risk, associated with our ownership structure; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2013.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended April 30,		Nine months ended April 30,
	2014	2013	2014	2013
Net sales	$309,577	$302,483	$908,301	$847,200
Cost of products sold	154,457	143,082	452,797	395,723
Gross margin	155,120	159,401	455,504	451,477
Operating expenses:
Research and development	8,648	8,062	25,675	24,162
Selling, general and administrative	116,666	111,864	340,825	320,874
Restructuring charges	3,039	8,540	14,202	10,473
Total operating expenses	128,353	128,466	380,702	355,509

Operating income	26,767	30,935	74,802	95,968

Other income and (expense):
Investment and other income	872	1,133	1,887	2,427
Interest expense	(3,381)	(4,186)	(10,777)	(12,755)

Earnings from continuing operations before income taxes	24,258	27,882	65,912	85,640

Income tax expense	4,074	6,202	17,077	48,340

Earnings from continuing operations	$20,184	$21,680	$48,835	$37,300

Earnings (loss) from discontinued operations, net of income taxes	3,904	(17,447)	15,606	(14,564)

Net earnings	$24,088	$4,233	$64,441	$22,736

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.39	$0.42	$0.94	$0.72
Diluted	$0.39	$0.42	$0.93	$0.72

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.39	$0.42	$0.92	$0.71
Diluted	$0.39	$0.42	$0.92	$0.70

Earnings (loss) from discontinued operations per Class A Nonvoting Common Share:
Basic	$0.07	$(0.34)	$0.30	$(0.28)
Diluted	$0.07	$(0.34)	$0.30	$(0.28)

Earnings (loss) from discontinued operations per Class B Voting Common Share:
Basic	$0.07	$(0.34)	$0.30	$(0.29)
Diluted	$0.07	$(0.34)	$0.29	$(0.28)

Net earnings per Class A Nonvoting Common Share:
Basic	$0.46	$0.08	$1.24	$0.44
Diluted	$0.46	$0.08	$1.23	$0.44
Dividends	$0.195	$0.19	$0.585	$0.57

Net earnings per Class B Voting Common Share:
Basic	$0.46	$0.08	$1.22	$0.42
Diluted	$0.46	$0.08	$1.21	$0.42
Dividends	$0.195	$0.19	$0.568	$0.553

Weighted average common shares outstanding (in thousands):
Basic	51,933	51,415	52,071	51,210
Diluted	52,000	52,041	52,304	51,685

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	April 30, 2014	July 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$78,715	$91,058
Accounts receivable—net	178,197	169,261
Inventories:
Finished products	71,397	64,544
Work-in-process	17,099	14,776
Raw materials and supplies	20,873	15,387
Total inventories	109,369	94,707
Assets held for sale	109,540	119,864
Prepaid expenses and other current assets	46,661	37,600
Total current assets	522,482	512,490
Other assets:
Goodwill	620,998	617,236
Other intangible assets	142,846	156,851
Deferred income taxes	12,361	8,623
Other	22,760	21,325
Property, plant and equipment:
Cost:
Land	7,917	7,861
Buildings and improvements	97,600	91,471
Machinery and equipment	284,905	266,787
Construction in progress	11,595	11,842
	402,017	377,961
Less accumulated depreciation	271,790	255,803
Property, plant and equipment—net	130,227	122,158
Total	$1,451,674	$1,438,683
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$75,552	$50,613
Accounts payable	87,528	82,519
Wages and amounts withheld from employees	44,742	42,413
Liabilities held for sale	24,536	34,583
Taxes, other than income taxes	8,409	8,243
Accrued income taxes	10,808	7,056
Other current liabilities	31,628	36,806
Current maturities on long-term debt	61,264	61,264
Total current liabilities	344,467	323,497
Long-term obligations, less current maturities	162,468	201,150
Other liabilities	80,742	83,239
Total liabilities	587,677	607,886
Stockholders’ investment:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,935,602 and 48,408,544 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	314,625	306,191
Earnings retained in the business	572,474	538,512
Treasury stock—3,245,885 and 2,626,276 shares, respectively of Class A nonvoting common stock, at cost	(87,682)	(69,797)
Accumulated other comprehensive income	63,687	56,063
Other	345	(720)
Total stockholders’ investment	863,997	830,797
Total	$1,451,674	$1,438,683

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	(Unaudited)
	Nine months ended April 30,
	2014	2013
Operating activities:
Net earnings	$64,441	$22,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,782	36,037
Non-cash portion of stock-based compensation expense	5,033	6,964
Non-cash portion of restructuring charges	267	3,701
Loss on write-down of assets held for sale	—	15,658
Loss on sales of businesses	—	3,138
Deferred income taxes	(8,310)	33,780
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	2,949	(6,410)
Inventories	(9,435)	(91)
Prepaid expenses and other assets	(2,772)	541
Accounts payable and accrued liabilities	(13,027)	(22,226)
Income taxes	2,912	(4,198)
Net cash provided by operating activities	75,840	89,630

Investing activities:
Purchases of property, plant and equipment	(29,808)	(26,082)
Acquisition of business, net of cash acquired	—	(301,157)
Sales of businesses, net of cash retained	—	10,178
Other	(647)	(1,245)
Net cash used in investing activities	(30,455)	(318,306)

Financing activities:
Payment of dividends	(30,479)	(29,344)
Proceeds from issuance of common stock	10,894	10,246
Purchase of treasury stock	(23,335)	(5,121)
Proceeds from borrowing on notes payable	63,000	220,000
Repayment of borrowing on notes payable	(39,000)	(173,000)
Proceeds from borrowings on line of credit	3,187	11,491
Repayment of borrowing on line of credit	(2,401)	—
Principal payments on debt	(42,514)	(42,514)
Income tax on the exercise of stock options and deferred compensation distributions, and other	(978)	1,794
Net cash used in financing activities	(61,626)	(6,448)

Effect of exchange rate changes on cash	3,898	6,258

Net decrease in cash and cash equivalents	(12,343)	(228,866)
Cash and cash equivalents, beginning of period	91,058	305,900

Cash and cash equivalents, end of period	$78,715	$77,034

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest	$11,417	$13,194
Income taxes, net of refunds	18,842	26,786
Acquisitions:
Fair value of assets acquired, net of cash	—	$169,830
Liabilities assumed	—	(57,860)
Goodwill	—	189,187
Net cash paid for acquisitions	—	$301,157

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in thousands)

	Three months ended April 30,		Nine months ended April 30,
	2014	2013	2014	2013
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$206,448	$197,417	$610,726	$528,044
Workplace Safety	103,129	105,066	297,575	319,156
Total	$309,577	$302,483	$908,301	$847,200

SALES INFORMATION
ID Solutions
Organic	4.8%	(1.9)%	3.6%	0.3%
Currency	(0.2)%	(1.0)%	(0.3)%	(1.4)%
Acquisitions	—%	25.3%	12.4%	12.2%
Total	4.6%	22.4%	15.7%	11.1%
Workplace Safety
Organic	(1.9)%	(9.0)%	(6.3)%	(6.4)%
Currency	0.1%	(1.1)%	(0.5)%	(1.0)%
Acquisitions	—%	5.0%	—%	5.3%
Total	(1.8)%	(5.1)%	(6.8)%	(2.1)%
Total Company
Organic	2.5%	(4.8)%	(0.1)%	(2.5)%
Currency	(0.2)%	(1.0)%	(0.4)%	(1.2)%
Acquisitions	—%	17.0%	7.7%	9.4%
Total	2.3%	11.2%	7.2%	5.7%

SEGMENT PROFIT
ID Solutions	$44,302	$46,787	$132,795	$126,011
Workplace Safety	14,771	23,453	47,813	74,881
Total	$59,073	$70,240	$180,608	$200,892
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	21.5%	23.7%	21.7%	23.9%
Workplace Safety	14.3%	22.3%	16.1%	23.5%
Total	19.1%	23.2%	19.9%	23.7%

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Total segment profit	$59,073	$70,240	$180,608	$200,892
Unallocated amounts:
Administrative costs	(29,267)	(30,765)	(91,604)	(94,451)
Restructuring charges	(3,039)	(8,540)	(14,202)	(10,473)
Investment and other income	872	1,133	1,887	2,427
Interest expense	(3,381)	(4,186)	(10,777)	(12,755)
Earnings from continuing operations before income taxes	$24,258	$27,882	$65,912	$85,640

GAAP TO NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$24,258	$27,882	$65,912	$85,640
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	1,530
Selling, general and administrative:
PDC acquisition-related expenses	—	—	—	3,600
Restructuring charges	3,039	8,540	14,202	10,473
Non-cash income tax charges related to PDC funding	—	—	—	—
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$27,297	$36,422	$80,114	$101,243

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Income Taxes on Continuing Operations (GAAP measure)	$4,074	$6,202	$17,077	$48,340
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	581
Selling, general and administrative:
PDC acquisition-related expenses	—	—	—	641
Restructuring charges	968	1,691	4,584	2,000
Non-cash income tax charges related to PDC funding	—	—	—	(25,000)
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$5,042	$7,893	$21,661	$26,562

GAAP TO NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Net Earnings from Continuing Operations (GAAP measure)	$20,184	$21,680	$48,835	$37,300
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	949
Selling, general and administrative:
PDC acquisition-related expenses	—	—	—	2,959
Restructuring charges	2,071	6,849	9,618	8,473
Non-cash income tax charges related to PDC funding	—	—	—	25,000
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$22,255	$28,529	$58,453	$74,681

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2014	2013	2014	2013
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.39	$0.42	$0.93	$0.72
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	0.02
Selling, general and administrative:
PDC acquisition-related expenses	—	—	—	0.06
Restructuring charges	0.04	0.13	0.18	0.16
Non-cash income tax charges related to PDC funding	—	—	—	0.48
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.43	$0.55	$1.12	$1.44